EXHIBIT 11
                                                                    Page 1 of 3
                                CSW CREDIT, INC.
                                CHART OF ACCOUNTS
                       STANDARD ACCOUNTS - QUICK REFERENCE
                       BALANCE SHEET ACCOUNTS (1310-2820)

            DESCRIPTION                                          ACCOUNT NUMBER
      ASSETS
Cash                                                                1310.XXXX
      Cash                                                          1310.0100
Temporary Cash Investments                                          1360.XXXX
      Temporary Investments                                         1360.0100
Notes Receivable                                                    1410.XXXX
      Interest Receivable                                           1410.5000
      Due From Broker                                               1410.7100
Other Accounts Receivable                                           1430.XXXX
      Accounts Receivable                                           1430.4700
      Federal Income Tax Receivable                                 1430.4800
      Factored Unbilled Accounts Receivable                         1430.4900
Accumulated Provision for Uncollectible Accounts - Credit           1440.XXXX
      Allowance for Bad Debt                                        1440.0100
Accounts Receivable from Associated Companies                       1460.XXXX
      A/R - Associated Companies                                    1460.1000
Prepayments                                                         1650.XXXX
      Prepayments                                                   1650.0100
      Prepayments Credit Line Fees                                  1650.0200
      Prepayments Interest                                          1650.0300
      Prepayments Taxes                                             1650.6200

      LIABILITIES
Common Stock Issued                                                 2010.XXXX
      Common Stock                                                  2010.0000
Miscellaneous Paid-in Capital                                       2110.XXXX
      Paid-in Capital                                               2110.0000
Appropriated Retained Earnings                                      2150.XXXX
      Retained Earnings                                             2150.0100
Notes Payable                                                       2310.XXXX
      Commercial Paper                                              2310.0100
Notes Payable to Associated Companies                               2330.XXXX
      Notes Payable                                                 2330.0100
Accounts Payable to Associated Companies                            2340.XXXX
      Accounts Payable - CSW                                        2340.1000
      Accounts Payable - Associated                                 2340.4900
      Accounts Payable - CSWS                                       2340.9900
Taxes Accrued                                                       2360.XXXX
      Accrued Taxes Payable                                         2360.0100
      Accrued Franchise Tax Payable                                 2360.0300
Dividends Declared                                                  2380.XXXX
      Accrued Dividend Payable - CSW                                2380.0100
Other Deferred Credits                                              2530.XXXX
      Deferred Credits                                              2530.0100
      Unearned Revenue                                              2530.0200
Accumulated Deferred Income Taxes - Other Property                  2820.XXXX
      Deferred Federal Income Taxes                                 2820.0200

                                                                     EXHIBIT 11
                                                                    Page 2 of 3

                                CSW CREDIT, INC.
                                CHART OF ACCOUNTS
                       STANDARD ACCOUNTS - QUICK REFERENCE
                      INCOME STATEMENT ACCOUNTS (4081-9302)

            DESCRIPTION                                          ACCOUNT NUMBER
      REVENUES
Miscellaneous Nonoperating Income                                   4210.XXXX
      Interest Income                                               4210.0100
      Miscellaneous Nonoperating Income - A/R Factored              4210.5200
      Miscellaneous Income                                          4210.9000
Miscellaneous Service Revenues                                      4510.XXXX
      Discounts Revenue                                             4510.0100
      Unearned Revenue                                              4510.0200
      Unearned Revenue - Reversal                                   4510.0300
      Bad Debt Revenue                                              4510.0400
      Agency Fee Revenue                                            4510.0500
      Carrying Cost Revenue                                         4510.0600
      Credit Line Fee Revenue                                       4510.0700

      EXPENSES
Taxes Other than Income Taxes - Utility Operating Income            4081.XXXX
      Franchise Tax Expense                                         4081.0000
Income Taxes - Utility Operating Income                             4091.XXXX
      Income Tax Expense                                            4091.0000
Deferred Income Tax Expense                                         4100.XXXX
      Income Tax Expense                                            4100.0000
Other Deductions                                                    4265.XXXX
      Allocated Corp Federal Income Taxes                           4265.7000
Other Interest Expense                                              4310.XXXX
      Interest Expense                                              4310.0100
      Interest Expense - Bank of New York                           4310.0200
Uncollectible Accounts                                              9040.XXXX
      Bad Debt Expense                                              9040.0100
Outside Services Employed                                           9230.XXXX
      Outside Services - Legal                                      9230.7420
Miscellaneous General Expenses                                      9302.XXXX
      Credit Line Expense                                           9302.1000
      Rating Fee Expense                                            9302.1900
      Miscellaneous Expense                                         9302.2000
      Miscellaneous General Expense                                 9302.9000
      Business Normalization Expense                                9302.9100
      CSWS Allocations                                              9302.9900


                                                                     EXHIBIT 11
                                                                    Page 3 of 3

                                CSW CREDIT, INC.
                          ACCOUNTING SYSTEM PROCEDURES

The accounting system procedures of Central and South West Services, Inc. applicable to CSW Credit, Inc. are currently being reviewed and formalized and will be submitted with the Certificate for the second calendar quarter of 1997.